Exhibit 3.1

SIXTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AQUINOX PHARMACEUTICALS (USA) INC.

Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware

Aquinox Pharmaceuticals (USA) Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

This Sixth Amended and Restated Certificate of Incorporation is filed pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware.

This Sixth Amended and Restated Certificate of Incorporation, which restates and further amends the certificate of incorporation of the Corporation filed with the Delaware Secretary of State on May 25, 2007, and which has been approved and adopted by the board of directors and stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, amends and restates the certificate of incorporation of the Corporation in its entirety as follows:

“FIRST: The name of the Corporation is Aquinox Pharmaceuticals (USA) Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

FOURTH:

A. Authorized Capital, etc. The Corporation is authorized to issue two classes of stock to be designated, respectively, Preferred Stock (“Preferred Stock”) and Common Stock (“Common Stock”). The total number of shares of capital stock that the Corporation is authorized to issue is 377,882,358. The total number of shares of Preferred Stock the Corporation is authorized to issue is 238,616,321. The total number of shares of Common Stock the Corporation is authorized to issue is 139,266,037. The Preferred Stock shall have a par value of $0.000001 per share and the Common Stock shall have a par value of $0.000001 per share.

B. Preferred Stock. The Preferred Stock shall be divided into eleven series. The first series shall consist of 17,369,500 shares and is designated “Series A-1 Preferred Stock”. The second series shall consist of 10,545,451 shares and is designated “Series A-2 Preferred Stock” and together with the Series A-1 Preferred Stock are referred to collectively herein as the “Series A Preferred Stock”. The third series shall consist of 9,733,139 shares and is designated “Series A-1 Special Voting Stock”. The fourth series shall consist of 5,454,544 shares and is designated “Series A-2 Special Voting Stock” and together with the Series A-1 Special Voting Stock are referred to collectively herein as the “Series A Special Voting Stock”. The fifth series shall consist of 69,027,955 shares and is designated “Common Special Voting Stock”. The sixth series shall consist of 23,348,648 shares and is designated “Series B-1 Preferred Stock”. The seventh series shall consist of 22,105,887 shares and is designated “Series B-2 Preferred Stock” and together with the Series B-1 Preferred Stock are referred to collectively herein as the “Series B Preferred Stock”. The eighth series shall consist of 8,150,408 shares and is designated “Series B-1 Special Voting Stock”. The ninth series shall consist of 7,087,100 shares and is designated “Series B-2 Special Voting Stock” and together with the Series B-1 Special Voting Stock are referred to collectively herein as the “Series B Special Voting Stock”. The tenth series shall consist of 45,793,738 shares and is designated “Series C Preferred Stock”. The eleventh series shall consist of 19,999,951 shares and is designated “Series C Special Voting Stock”. The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are referred to collectively herein as the “Series Preferred Stock”. The Series A Special Voting Stock, Series B Special Voting Stock and Series C Special Voting Stock are referred to collectively herein as the “Series Special Voting Stock”. The Series Special Voting Stock and the Common Special Voting Stock are referred to collectively herein as the “Special Voting Stock”.

C. Series Preferred Stock. The powers, preferences, rights, restrictions, and other matters relating to each series of the Series Preferred Stock are as set forth below. Unless otherwise indicated, references to “Section” or “Sections” in this Part C of this Article FOURTH refer to section and sections of this Part C of this Article FOURTH.

1. Dividends

(a) The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Corporation’s certificate of incorporation) the holders of the Series C Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C Preferred Stock. Any Series C Preferred Stock dividends shall not be cumulative and shall be payable only when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”).

(b) After payment of any such dividend on shares of Series C Preferred Stock pursuant to Section 1(a) (a “Series C Dividend”), the Corporation shall not declare, pay or set aside any dividends on shares of Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Corporation’s certificate of incorporation) the holders of the Series A Preferred Stock and Series B Preferred Stock then outstanding shall, on a pari passu basis, first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock and Series B Preferred Stock in an amount equal to the same percentage of the Original Series A Issue Price and the Original Series B Issue Price, as applicable, as such Series C Dividend represents relative to the Original Series C Issue Price. Any Series A Preferred Stock and Series B Preferred Stock dividends shall not be cumulative and shall be payable only when, as and if declared by the Board of Directors.

(c) No dividend shall be declared or paid on shares of Common Stock unless the provisions of Section 1(a) and Section 1(b) are satisfied. After payment of such Series Preferred Stock dividends, any additional dividends or distributions (other than a dividend payable solely in Common Stock and other than a distribution pursuant to Section 2 below) shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock into Common Stock). Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative.

2. Liquidation Preference / Change of Control

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”):

(i) The holders of shares of Series C Preferred Stock then outstanding shall be paid out of the assets of the Corporation available for distribution to its stockholders, prior and in preference to any payment with respect to any shares of Series A Preferred Stock, Series B Preferred Stock, Common Stock or any other class or series of stock ranking on liquidation junior to the Series C Preferred Stock, an amount per share equal to the Series C Liquidation Preference (as defined below). Each holder of shares of Series C Preferred Stock shall be entitled to receive in respect of each such share, upon a Liquidation Event, an amount equal to two (2) times the Original Series C Issue Price plus (A) an amount calculated as eight percent (8%) per annum of the

Original Series C Issue Price, which amount shall begin accruing on a daily basis as of (i) with respect to any share of Series C Preferred Stock issued on the exchange of a Series C Exchangeable Share (as defined hereinafter), the original date of issuance of the underlying Series C Exchangeable Share, and (ii) with respect to any share of Series C Preferred Stock other than a share referred to in clause (i), the original date of issuance of such share, and shall compound annually on each anniversary date of the date in (i) or (ii) above, as applicable, and (B) all declared but unpaid dividends on such share of Series C Preferred Stock (collectively, the “Series C Liquidation Preference”). The “Original Series C Issue Price” shall be $0.55 per share, as adjusted for stock dividends, stock splits, combinations or other similar recapitalizations affecting such shares. For the purposes of the Corporation’s certificate of incorporation, “Series C Exchangeable Shares” means the Series C Exchangeable Preferred Shares of Aquinox Pharmaceuticals Inc., the terms of which are defined in the articles of Aquinox Pharmaceuticals Inc., a corporation incorporated under the laws of Canada (the “Canadian Entity”). If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series C Preferred Stock of the liquidation preference set forth in this Section 2(a)(i), then such assets (or consideration) shall be distributed among the holders of Series C Preferred Stock at the time outstanding, pro rata in proportion to the full amounts to which they would otherwise be respectively entitled.

(ii) After the payment of all preferential amounts required to be paid to the holders of shares of Series C Preferred Stock, the holders of shares of Series A Preferred Stock and Series B Preferred Stock then outstanding shall be paid out of the remaining assets of the Corporation available for distribution to its stockholders, if any, prior and in preference to any payment with respect to any shares of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock or Series B Preferred Stock, an amount per share equal to the Series A Liquidation Preference or Series B Liquidation Preference (each, as defined below), as applicable, on a pari passu basis. Each holder of shares of Series A Preferred Stock shall be entitled to receive in respect of each such share, upon a Liquidation Event, the Original Series A Issue Price (as defined below) plus (A) an amount calculated as eight percent (8%) per annum of the Original Series A Issue Price, which amount shall begin accruing on a daily basis as of (i) with respect to any share of Series A Preferred Stock issued on the exchange of a Series A Exchangeable Share (as defined hereinafter), the original date of issuance of the underlying Series A Exchangeable Share, and (ii) with respect to any share of Series A Preferred Stock other than a share referred to in clause (i), the original date of issuance of such share, and shall compound annually on each anniversary date of the date in (i) or (ii) above, as applicable, and (B) all declared but unpaid dividends on such share of Series A Preferred Stock (collectively, the “Series A Liquidation Preference”). The “Original Series A Issue Price” shall be $0.55 per share in the case of the Series A-1 Preferred Stock and $0.55 per share in the case of the Series A-2 Preferred Stock, each as adjusted for stock dividends, stock splits, combinations or other similar recapitalizations affecting such shares. For greater certainty, the Series A-1 Preferred Stock and Series A-2 Preferred Stock will have different Series A Liquidation Preferences. For the purposes of the Corporation’s certificate of incorporation, “Series A Exchangeable Shares” means the Series A-1 Exchangeable Preferred Shares and Series A-2 Exchangeable Preferred Shares of the Canadian Entity, the terms of which are defined in the articles of the Canadian Entity. Each holder of shares of Series B Preferred Stock shall be entitled to receive in respect of each such share, upon a Liquidation Event, the Original Series B Issue Price (as defined below) plus (A) an amount calculated as eight percent (8%) per annum of the Original Series B Issue Price, which amount shall begin accruing on a daily basis as of (i) with respect to any share of Series B Preferred Stock issued on the exchange of a Series B Exchangeable Share (as defined hereinafter), the original date of issuance of the underlying Series B Exchangeable Share, and (ii) with respect to any share of Series B Preferred Stock other than a share referred to in clause (i), the original date of issuance of such share, and shall compound annually on each anniversary date of the date in (i) or (ii) above, as applicable, and (B) all declared but unpaid dividends on such share of Series B Preferred Stock (collectively, the “Series B Liquidation Preference”). The “Original Series B Issue Price” shall be $0.55 per share in the case of the Series B-1 Preferred Stock and $0.55 per share in the case of the Series B-2 Preferred Stock, each as adjusted for stock dividends, stock splits, combinations or other similar recapitalizations affecting such shares. For greater certainty, the Series B-1 Preferred Stock and Series B-2 Preferred Stock will have different Series B Liquidation Preferences. For the purposes of the Corporation’s certificate of incorporation, “Series B Exchangeable Shares” means the Series B-1 Exchangeable Preferred Shares and Series B-2 Exchangeable Preferred Shares of the Canadian Entity, the terms of which are defined in the articles of the Canadian Entity. If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series A Preferred Stock and Series B Preferred Stock of the liquidation preference set forth in this Section 2(a)(ii), then such assets (or consideration) shall be distributed among the holders of Series A Preferred Stock and Series B Preferred Stock at the time outstanding, pro rata in proportion to the full amounts to which they would otherwise be respectively entitled.

(b) Upon completion of the distributions required by Section C.2(a) above, the remaining assets and funds of the Corporation available for distribution to its stockholders, if any, shall be distributed among the holders of shares of Common Stock and the holders of shares of Series Preferred Stock, pro rata based on the number of shares of Common Stock held by each holder (for purposes of such calculations, the distributions payable to holders of Series Preferred Stock shall be determined as if such holders had converted all shares of Series Preferred Stock into Common Stock) until the holders of the Series Preferred Stock have received payments pursuant to Section C.2(a) and this Section C.2(b) in the aggregate amount equal to three (3) times the Series A Liquidation Preference, Series B Liquidation Preference or Series C Liquidation Preference, as applicable, with respect to the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

(c) Upon completion of the distributions required by Sections C.2(a) and (b) above, the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock based on the number of shares of Common Stock held by each holder.

(d) Notwithstanding the foregoing, in the event of a Liquidation Event, at any time prior to the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series Preferred Stock, each holder of Series Preferred Stock may exercise their right of conversion under Section C.5 hereof and receive upon such conversion that number of fully paid and non-assessable shares of Common Stock determined in accordance with Section C.5. Without limiting the right of holders of Series Preferred Stock to specify conditions to the exercise of their right of conversion as provided for in Section C.5(a), such conversion may, at the option of the holder, be conditioned upon the completion of the distributions described in the next sentence of this Section C.2(d). Any such holder of Series Preferred Stock that elects to convert shares of Series Preferred Stock into shares of Common Stock shall receive, in connection with such Liquidation Event, in respect of each share of Common Stock so held, the distributions payable to holders of shares of Common Stock. For purposes of clarity, such holders shall not receive, in respect of any Series Preferred Stock so converted, any distribution payable to holders of Series Preferred Stock pursuant to Section C.2(a) and Section C.2(b).

(e) For purposes of this Section C.2:

(i) any acquisition of the Corporation by means of merger, share exchange or other form of corporate reorganization in which the stockholders of the Corporation immediately prior to such event do not hold a majority of the outstanding shares or interest of (1) the surviving corporation or entity or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation or entity, and in which outstanding shares of the Corporation are exchanged for securities or other consideration issued (or caused to be issued) by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), or any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent (50%) of voting power in the Corporation is transferred;

(ii) any sale or other disposition (or series of related sales or dispositions) of the outstanding stock of the Corporation, in any transaction or series of transactions not contemplated by the preceding subparagraph (i), in which the stockholders immediately prior to such event do not hold a majority of the outstanding stock of the Corporation immediately after such event;

(iii) any sale, license, lease or disposition of all or substantially all of the assets of the Corporation;

(iv) any discontinuance of the business activities of the Corporation, and its affiliates, of a substantial and material extent and duration, provided that the determination of such discontinuance has been confirmed by the affirmative vote or written consent of the Preferred Shareholders (defined below) by Preferred Shareholder Approval (defined below) (the date of such Preferred Shareholder Approval shall be deemed to be the effective date of such discontinuance for purposes of the Corporation’s certificate of incorporation); or

(v) any similar transaction or event as described in clauses (i) through (iv) above as to the Canadian Entity;

(each, a “Change of Control”) shall be treated as a Liquidation Event and shall entitle the holders of shares of the Series Preferred Stock and Common Stock to receive at the closing of such transaction or, in respect of a Change of Control described above in Section C.2(e)(iv), on the effective date of such discontinuance, such amounts and in such priority as are specified in this Section C.2 (whether in cash, securities or other property); provided that, Preferred Shareholders may, by Preferred Shareholder Approval, waive the application of the liquidation provisions of this Section C.2(e) upon a Change of Control.

(f) For the purposes of Section C, the following terms shall have the following meanings:

(i) “Preferred Shareholder Approval”, in respect of a matter, means that Preferred Shareholders holding at least 60% of the votes attaching to the Series Preferred Stock and Series Special Voting Stock then outstanding (voting together as a single class and not as separate series of stock) have approved of the matter by instrument in writing which describes the matter approved and refers to the Section which requires the approval;

(ii) “Preferred Shareholders” shall mean the registered holders of the Series Preferred Stock, Series Special Voting Stock, Series A Exchangeable Shares, Series B Exchangeable Shares and Series C Exchangeable Shares then outstanding;

(iii) “Series A Holders” shall mean the registered holders of the Series A Preferred Stock and Series A Special Voting Stock then outstanding;

(iv) “Series B Holders” shall mean the registered holders of the Series B Preferred Stock and Series B Special Voting Stock then outstanding;

(v) “Series B-1 Holders” shall mean the registered holders of the Series B-1 Preferred Stock and Series B-1 Special Voting Stock then outstanding;

(vi) “Series B-2 Holders” shall mean the registered holders of the Series B-2 Preferred Stock and Series B-2 Special Voting Stock then outstanding; and

(vii) “Series C Holders” shall mean the registered holders of the Series C Preferred Stock and Series C Special Voting Stock then outstanding.

3. Redemption

(a) Redemption of Series C Preferred Stock at Election of Preferred Shareholders. Upon the written request of Preferred Shareholders by Preferred Shareholder Approval (a “Series C Redemption Notice”), the Corporation shall redeem, from any source of funds legally available therefor, at the redemption price described in this Section C.3(a), on a date (the “Series C Redemption Date”) which is no later than thirty (30) days after the date of delivery of the Series C Redemption Notice to the Corporation, but in any event not earlier than the date that is one day after the fifth anniversary of the Closing Date (“Closing Date” having the meaning ascribed thereto in the stock subscription agreement dated March 18, 2013 among the Corporation, the Canadian Entity and certain Series C Holders, as amended or supplemented from time to time (the “Series C Subscription Agreement”)), such Series C Holders’ shares of Series C Preferred Stock prior and in preference to any redemptions contemplated by Section C.3(b) below. Within seven (7) days of receiving the Series C Redemption Notice, the Corporation shall deliver a written notice (the “Corporation Series C Notice”) to all other Series C Holders, Series A Holders, and Series B Holders of the Series C Redemption Notice. Within ten (10) days after receiving the Corporation Series C Notice, the other Series C Holders shall have the right to notify the Corporation in writing that they also wish to exercise their right to have their shares of Series C Preferred Stock redeemed on the Series C Redemption Date. The Corporation shall, in the case of any redemption contemplated by this Section C.3(a), redeem shares of Series C Preferred Stock pro rata from the holders of the shares of Series C Preferred Stock called for redemption based on the number of shares held by each holder thereof on the Series C Redemption Date. The redemption price for each share of Series C Preferred Stock (the “Series C Redemption Price”) shall be equal to the Series C Liquidation Preference of such share as of the relevant Series C Redemption Date. Shares of Series C Preferred Stock which are subject to redemption hereunder but which have not been redeemed due to insufficient legally available funds and assets of the Corporation shall continue to be outstanding and shall remain entitled to all dividend, liquidation, conversion and other rights, preferences, privileges and restrictions of the Series C Preferred Stock until such shares have been converted or redeemed.

(b) Redemption of Series A Preferred Stock and Series B Preferred Stock at Election of Preferred Shareholders. After redemption of all Series C Preferred Stock called for redemption pursuant to C.3(a) above, and upon the written request of Preferred Shareholders by Preferred Shareholder Approval (a “Series A and B Redemption Notice”), the Corporation shall redeem, from any source of funds legally available therefor, at the redemption price described in this Section C.3(b), on a date (the “Series A and B Redemption Date”) which is no later than thirty (30) days after the date of delivery of the Series A and B Redemption Notice to the Corporation, but in any event not earlier than the date that is one day after the fifth anniversary of the Closing Date, such Preferred Shareholders’ shares of Series A Preferred Stock and Series B Preferred Stock. Within seven (7) days of receiving the Series A and B Redemption Notice, the Corporation shall deliver a written notice (the “Corporation Series A-B Notice”) to all other Series A Holders and Series B Holders of the Series A and B Redemption Notice. Within ten (10) days after receiving the Corporation Series A-B Notice, the other Series A Holders and Series B Holders shall have the right to notify the Corporation in writing that they also wish to exercise their right to have their shares of Series A Preferred Stock and Series B Preferred Stock redeemed on the Series A and B Redemption Date. The Corporation shall, in the case of any redemption contemplated by this Section C.3(b), redeem shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock

pro rata from the holders of the shares of each of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock called for redemption based on the number of shares held by each holder thereof on the Series A and B Redemption Date. The redemption price for each share of Series A Preferred Stock and Series B Preferred Stock (the “Series A and B Redemption Price”) shall be equal to the Series A Liquidation Preference and Series B Liquidation Preference, as applicable, of such share as of the relevant Series A and B Redemption Date. Shares of Series A Preferred Stock and Series B Preferred Stock which are subject to redemption hereunder but which have not been redeemed due to insufficient legally available funds and assets of the Corporation shall continue to be outstanding and shall remain entitled to all dividend, liquidation, conversion and other rights, preferences, privileges and restrictions of the Series A Preferred Stock and Series B Preferred Stock, as applicable, until such shares have been converted or redeemed.

(c) Determination of Number of Redeemed Shares; Exchange of Exchangeable Shares. For the purposes of calculating the number of shares of Series Preferred Stock outstanding pursuant to Section C.3, the number of shares of Series Preferred Stock issuable on the exchange of the Series A Exchangeable Shares, Series B Exchangeable Shares and Series C Exchangeable Shares then outstanding shall be deemed outstanding. A holder of Series A Exchangeable Shares, Series B Exchangeable Shares or Series C Exchangeable Shares who wishes to exercise redemption rights pursuant to Section C.3 must exchange such shares for shares of Series Preferred Stock in accordance with their terms and hold Series Preferred Stock prior to the relevant Series C Redemption Date or Series A and B Redemption Date, provided that the exchange may, at the option of the holder, be conditioned upon the redemption of the Series Preferred Stock into which such shares are exchangeable occurring, in which event the person(s) entitled to receive shares of Series A Preferred Stock upon exchange of shares of Series A Exchangeable Shares, Series B Preferred Stock upon exchange of shares of Series B Exchangeable Shares or Series C Preferred Stock upon exchange of shares of Series C Exchangeable Shares shall not be deemed to have exchanged such Series A Exchangeable Shares, Series B Exchangeable Shares or Series C Exchangeable Shares until immediately prior to the relevant Series C Redemption Date or Series A and B Redemption Date.

(d) Partial Redemption. If funds of the Corporation legally available for redemption of shares of Series Preferred Stock on the Series C Redemption Date or Series A and B Redemption Date, as applicable, pursuant to Section C.3 are insufficient to redeem the total number of shares of Series Preferred Stock to be redeemed on such date, the Corporation shall use those funds that are legally available to effect such redemption pro rata among the holders of shares of Series C Preferred Stock, Series A Preferred Stock or Series B Preferred Stock called for redemption, as applicable, based on the number of shares held by each holder thereof on the Series C Redemption date or Series A and B Redemption Date, as applicable. If and to the extent that any shares of Series Preferred Stock are not redeemed on the Series C Redemption Date or Series A and B Redemption Date in the manner required pursuant to this Section C.3, the amount that would otherwise have been paid to the holder of the unredeemed shares of Series Preferred Stock on account of such redemption shall bear interest at the rate of twelve percent (12%) per annum (the “Interest Amount”) until, and will be paid to the holder of such shares of Series Preferred Stock on, the earlier of: (i) the date that such previously unredeemed shares of Series Preferred Stock are actually redeemed by the Corporation, and (ii) the conversion of such unredeemed shares of Series Preferred Stock into shares of Common Stock in accordance with Section C.5. Any shares of Series Preferred Stock not redeemed on a Series C Redemption Date or Series A and B Redemption Date as a result of insufficient funds being legally available for such redemption shall be redeemed by the Corporation as and when such funds become available.

(e) Surrender of Certificates. On the Series C Redemption Date or Series A and B Redemption Date, as applicable, each holder of shares of Series Preferred Stock being redeemed hereunder shall surrender the certificate(s) representing such shares of Series Preferred Stock to be redeemed to the Corporation, in the manner and at the place designated by the Corporation, and thereupon the Series C Redemption Price or Series A and B Redemption Price, as applicable, for such shares shall be payable to the order of the person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate shall be canceled and retired. If less than all of the shares represented by such certificate are redeemed, then the Corporation shall promptly issue a new certificate representing the unredeemed shares.

(f) Effect of Redemption. If, on a Series C Redemption Date or a Series A and B Redemption Date, the full redemption price is either paid or made available for payment through the deposit arrangements specified in Section C.3(g) then, notwithstanding that the certificates evidencing any of the shares of Series Preferred Stock so called for redemption shall not have been surrendered, such shares shall not thereafter be transferred on the Corporation’s books and the rights of all the holders of such shares with respect to such shares shall terminate after the Series C Redemption Date or Series A and B Redemption Date, except only the right of the holders to receive the Series C Redemption Price or Series A and B Redemption Price, as applicable, without interest upon surrender of their certificate(s) evidencing their shares of Series Preferred Stock.

(g) Deposit of Redemption Price. On or prior to a Series C Redemption Date or a Series A and B Redemption Date, the Corporation may, at its option, deposit as a trust fund with a bank or trust corporation having capital and surplus of at least one hundred million dollars (U.S.$100,000,000), a sum equal to the aggregate redemption price for all shares of Series Preferred Stock called for redemption and not yet redeemed, with irrevocable instruction and authority to the bank or trust corporation to pay, on or after the Series C Redemption Date or Series A and B Redemption Date, as applicable, the Series C Redemption Price or Series A and B Redemption Price, as applicable, to the respective holders upon the surrender of their share certificate(s). Provided that such deposit is made, from and after the Series C Redemption Date or Series A and B Redemption Date, as applicable, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the Series C Redemption Dater or Series A and B Redemption Date, as applicable, the shares shall be deemed to be no longer outstanding, and the holders will cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust corporation payment of the Series C Redemption Price or Series A and B Redemption Price, as applicable, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in Section C.5 (in which case, upon conversion of the shares of Series Preferred Stock before redemption, such shares shall not be redeemed) provided that if shares of Series Preferred Stock are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein. Any funds so deposited and unclaimed at the end of six (6) months from the Series C Redemption Dater or Series A and B Redemption Date, as applicable, shall be released or repaid to the Corporation, after which time the holders of shares of Series Preferred Stock called for redemption who have not claimed such funds shall be entitled to receive payment of the Series C Redemption Price or Series A and B Redemption Price, as applicable, only from the Corporation.

4. Voting Rights

Each holder of outstanding shares of Series Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series Preferred Stock held by such holder are then convertible, at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or the provisions of the Corporation’s certificate of incorporation, holders of Preferred Stock and Common Stock shall vote together as a single class, on an as-converted to Common Stock basis, on any actions to be taken by the stockholders of the Corporation.

5. Conversion

(a) Right To Convert. Subject to Section C.5(d), each share of Series Preferred Stock shall be convertible, at the option of, and on the conditions (provided such conditions are readily ascertainable by the Corporation on or prior to the time for conversion), if any, specified by the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such Series Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the applicable original issue price of such share (as set forth in Section C.2(a) above) by the applicable conversion price (each, a “Conversion Price”) of such share, each as in effect on the date the certificate is surrendered for conversion. The initial per share Conversion Price for each series of the Series Preferred Stock shall be $0.55; provided, however, that the Conversion Price for each series of the Series Preferred Stock shall be subject to adjustment as set forth below.

(b) Automatic Conversion.

(i) Each share of Series Preferred Stock shall automatically be converted into that number of shares of Common Stock into which it would convert at that time pursuant to Section C.5(a) immediately upon the date of the closing of a sale of shares of Common Stock in an underwritten public offering pursuant to a registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”), (other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or a registration relating solely to an employee benefit plan of the Corporation) that (A) is at a per share public offering price (before underwriters’ discounts and expenses) of at least four (4) times the Original Series C Issue Price (as adjusted for any stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares), (B) is conducted with a lead underwriter satisfactory to Preferred Shareholders by Preferred Shareholder Approval, (C) has aggregate gross proceeds to the Corporation of at least thirty-five million dollars ($35,000,000) (a “Qualified IPO”) and (D) will result in the registration and trading of the Corporation’s Common Stock on The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market or the New York Stock Exchange.

(ii) Upon receipt of Preferred Shareholder Approval (the “Preferred Election”), all outstanding shares of Series Preferred Stock shall automatically be converted into that number of shares of Common Stock into which it would convert at that time pursuant to Section C.5(a).

(iii) Each of the date of the closing of the Qualified IPO and, where relevant (as described in Section C.5(b)(ii)), the date of the Preferred Election, shall be referred to as an “Automatic Conversion Date”.

(c) Mechanics of Conversion.

(i) Before any holder of shares of Series Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in shares of Common Stock (at the Common Stock’s fair market value determined in good faith by the Board of Directors as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series Preferred Stock to be converted or, in the case of an automatic conversion of shares of Series Preferred Stock pursuant to Section C.5(b)(i) or (ii), on the Automatic Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. No written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to Section C.5(b).

(ii) Without limiting the right of holders of Series Preferred Stock to specify conditions to the exercise of their right of conversion as provided for in Section C.5(a), if the conversion is in connection with an underwritten offering of securities pursuant to a registration statement under the Securities Act (other than a Qualified IPO), the conversion may, at the option of any holder tendering shares of Series Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive shares of Common Stock upon conversion of shares of Series Preferred Stock shall not be deemed to have converted such shares of Series Preferred Stock until immediately prior to the closing of such sale of securities.

(iii) In the case of an automatic conversion of shares of Series Preferred Stock pursuant to Section C.5(b)(i) or (ii), the person(s) entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as and from the Automatic Conversion Date. Until certificates for shares of Series Preferred Stock which have been converted pursuant to Section C.5(b)(i) or (ii) have been delivered to the Corporation for exchange for certificates representing shares of Common Stock, such certificates shall be deemed to represent the shares of Common Stock into which such shares of Series Preferred Stock have been converted.

(d) Adjustments to Applicable Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. If the Corporation at any time or from time to time after the Closing Date shall declare or pay, without consideration, any dividend on the shares of Common Stock payable in shares of Common Stock or in any right to acquire shares of Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire shares of Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then each applicable Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. For the purposes of this Section C.5(d), if the Corporation shall declare or pay, without consideration, any dividend on the shares of Common Stock payable in any right to acquire shares of Common Stock for no consideration, then the Corporation shall be deemed to have declared and paid a dividend payable in shares of Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire shares of Common Stock.

(e) Adjustments for Reclassification and Reorganization. If at any time or from time to time after the Closing Date, the shares of Common Stock issuable upon conversion of the shares of Series Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section C.5(d)), each applicable Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the shares of Series Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would have been entitled to receive, that number of shares of such other class or classes of stock that the holders would have been entitled to receive as a result of that change if the holders had been the registered holders of that number of shares of Common Stock into which their shares of Series Preferred Stock were convertible immediately before such reorganization, reclassification or other similar event.

(f) Mergers or Consolidations. If at any time or from time to time after the Closing Date, there is a capital reorganization of the Common Stock or the merger or consolidation of the Corporation with or into another corporation or another entity or person (other than a Change of Control as defined in Section C.2(e) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section C.5), as a part of such capital reorganization, merger or consolidation, provision shall be made so that the holders of shares of Series Preferred Stock shall thereafter be entitled to receive upon conversion of such shares of Series Preferred Stock the number of shares of stock or other securities or property of the Corporation, or of the corporation, entity or person resulting from such event, that the holders would have received as a result of that event if the holders had been the holders of that number of shares of Common Stock into which their shares of Series Preferred Stock were convertible immediately before that event. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section C.5 with respect to the rights of the holders of shares of Series Preferred Stock after the capital reorganization, merger or consolidation, to the end that the provisions of this Section C.5 (including adjustment of each applicable Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g) Adjustments to Applicable Conversion Price for Certain Dilutive Issuances.

(i) Special Definitions. For purposes of this Section C.5(g), the following definitions apply:

(A) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as such term is defined below);

(B) “Convertible Securities” shall mean any evidences of indebtedness or any other securities convertible into or exchangeable for shares of Common Stock, including without limitation securities convertible or exchangeable into shares of Common Stock (either directly or through more than one conversion or exchange) issued by the Corporation, any subsidiary of the Corporation or by the Canadian Entity;

(C) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued or, pursuant to Section C.5(g)(ii), deemed to be issued by the Corporation after the Closing Date, other than shares of Common Stock issued or issuable:

(1) upon exercise of Options outstanding on the Closing Date;

(2) to officers, directors or employees of, or consultants to, the Corporation or the Canadian Entity or a subsidiary or parent of the Corporation or the Canadian Entity pursuant to the Corporation and Canadian Entity’s Joint Stock Option Plans (the “Plans”), or any other option or purchase plans or agreements on terms approved by the Board of Directors (collectively, the “Stock Option Plans”) provided that the maximum number of shares of Common Stock directly or indirectly issuable upon the exercise of Options granted pursuant to the Stock Option Plans will be equal to 12,809,037 immediately after the Closing Date (as adjusted for stock dividends, stock splits, combinations or other similar recapitalizations affecting such shares);

(3) pursuant to a recapitalization or as a dividend or distribution on shares of Common Stock or shares of Preferred Stock approved by the Board of Directors;

(4) upon the issuance of shares of Common Stock or Series Preferred Stock pursuant to the amended and restated exchange agreement dated on or about March 18, 2013 (the “Exchange Agreement”), or the amended and restated support agreement dated on or about March 18, 2013 between the Corporation and the Canadian Entity (the “Support Agreement”);

(5) upon the issuance of shares of Common Stock issued in connection with a Qualified IPO;

(6) to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction, or in connection with business combinations or business partnering arrangements, in each case which are not part of a financing transaction and are approved by the Board of Directors and the Preferred Shareholders by Preferred Shareholder Approval;

(7) upon conversion, after the Closing Date, of Common Exchangeable Shares of the Canadian Entity issued by the Canadian Entity prior to the Closing Date; or

(8) upon the issuance of (i) shares of Preferred Stock or Convertible Securities or warrants to purchase Preferred Stock or Convertible Securities issued pursuant to the Series C Subscription Agreement; (ii) shares of Preferred Stock or Convertible Securities issued upon exercise of warrants issued pursuant to the Series C Subscription Agreement, (iii) shares of Preferred Stock pursuant to the exchange of Series A Exchangeable Shares, Series B Exchangeable Shares or Series C Exchangeable Shares issued pursuant to the subscription agreement dated on or about June 8, 2007 among the Corporation, the Canadian Entity and certain Series A Holders (the “Series A Subscription Agreement”), the subscription agreement dated March 31, 2010 among the Corporation, the Canadian Entity and certain Series B Holders, as amended or supplemented from time to time (the “Series B Subscription Agreement”) or the Series C Subscription Agreement; (iv) the issuance of Common Stock pursuant to the exchange of Common Exchangeable Shares of the Canadian Entity issued pursuant to the conversion of the Series A Exchangeable Shares, Series B Exchangeable Shares and Series C Exchangeable Shares referred to in (iii) above; or (v) upon the conversion of the shares of Preferred Stock referred to in (i), (ii) or (iii) above into Common Stock;

(ii) Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Closing Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section C.5(g)(iv)) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) no further adjustments in the applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) if Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the applicable Conversion Price shall affect shares of Common Stock previously issued upon conversion of the shares of Series Preferred Stock);

(C) upon the expiration of any Options or Convertible Securities, the termination of any Options or the termination of rights to convert or exchange Convertible Securities, the applicable Conversion Price, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Options, or upon the conversion or exchange of such Convertible Securities, and the Options and Convertible Securities that continue to be outstanding after giving effect to such expiration or termination (provided, however, that no such adjustment of the applicable Conversion Price shall affect shares of Common Stock previously issued upon conversion of the shares of Series Preferred Stock);

(D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing any Conversion Price to an amount that exceeds the lower of (a) the applicable Conversion Price on the original adjustment date, and (b) the applicable Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

(iii) Adjustment of Applicable Conversion Price Upon Issuance of Additional Shares of Common Stock.

(A) Series A Preferred Stock. If the Corporation shall, at any time after the Closing Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section C.5(g)(ii)), without consideration or for a consideration per share less than the Conversion Price of the Series A Preferred Stock in effect on the date of and immediately prior to such issue, then, and in such event, the Conversion Price of the Series A Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest tenth of a cent) equal to the number obtained by dividing the “Numerator” by the “Denominator”. The Numerator shall be equal to (A) plus (B), where (A) is the product of (1) the number of shares of Common Stock outstanding immediately prior to such issue multiplied by (2) the then applicable Conversion Price of the Series A Preferred Stock, and where (B) is the product of (1) the number of Additional Shares of Common Stock issued, multiplied by (2) the price at which such Additional Shares of Common Stock were issued or deemed to be issued. The Denominator shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock;

(B) Series B Preferred Stock. If the Corporation shall, at any time after the Closing Date, issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section C.5(g)(ii)), without consideration or for a consideration per share less than the Conversion Price of the Series B Preferred Stock in effect on the date of and immediately prior to such issue, then, and in such event, the Conversion Price of the Series B Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest tenth of a cent) equal to the number obtained by dividing the “Numerator” by the “Denominator”. The Numerator shall be equal to (A) plus (B), where (A) is the product of (1) the number of shares of Common Stock outstanding immediately prior to such issue multiplied by (2) the then applicable Conversion Price of the Series B Preferred Stock, and where (B) is the product of (1) the number of Additional Shares of Common Stock issued, multiplied by (2) the price at which such Additional Shares of Common Stock were issued or deemed to be issued. The Denominator shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock;

(C) Series C Preferred Stock. If the Corporation shall, at any time after the Closing Date, issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section C.5(g)(ii)), without consideration or for a consideration per share less than the Conversion Price of the Series C Preferred Stock in effect on the date of and immediately prior to such issue, then, and in such event, the Conversion Price of the Series C Preferred Stock shall be reduced, concurrently with such issue, to a price

(calculated to the nearest tenth of a cent) equal to the number obtained by dividing the “Numerator” by the “Denominator”. The Numerator shall be equal to (A) plus (B), where (A) is the product of (1) the number of shares of Common Stock outstanding immediately prior to such issue multiplied by (2) the then applicable Conversion Price of the Series C Preferred Stock, and where (B) is the product of (1) the number of Additional Shares of Common Stock issued, multiplied by (2) the price at which such Additional Shares of Common Stock were issued or deemed to be issued. The Denominator shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock; and

(D) Calculation. For the purpose of the calculations in this Section C.5(g)(iii), the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated as if (i) all shares of Preferred Stock had been fully converted into Common Stock (including the conversion of shares of Preferred Stock issuable pursuant to the Exchange Agreement or the Support Agreement) and (ii) shares of Common Stock issuable upon the exercise of outstanding Options or conversion or exchange of outstanding Convertible Securities had been issued pursuant to the exercise of such Options or the conversion or exchange of such Convertible Securities. In addition, all adjustments provided for in this Section C.5(g)(iii) shall occur simultaneously, and no further adjustments will be made to any series of Series Preferred Stock as a result of any adjustment made hereunder to any other series of Series Preferred Stock;

(iv) Determination of Consideration. For purposes of this Section C.5(g), the consideration recognized by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or unpaid dividends;

(2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(3) in the event Additional Shares of Common Stock are issued together with other stock or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received applicable to the Additional Shares of Common Stock so issued, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

(B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section C.5(g)(ii), relating to Options and Convertible Securities shall be determined by dividing:

(1) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

(h) No Impairment. The Corporation will not, by amendment of the Corporation’s certificate of incorporation (unless such amendment is in accordance with the terms hereof) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section C.5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred Stock against impairment.

(i) Certificates as to Adjustment. Adjustments made under this Section C.5 shall be successive and each resulting new Conversion Price shall continue in effect until the next adjustment (if any) is made thereunder. Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Series Preferred Stock pursuant to this Section C.5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of series of Series Preferred Stock affected, a certificate executed by the Corporation’s president or chief financial officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, at its expense and upon the written request at any time of any holder of shares of such affected series of Series Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for the shares of the series of Series Preferred Stock held by such holder at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of shares of the series of Series Preferred Stock held by such holder.

(j) Notices of Record Date. If the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its shares of Common Stock outstanding; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets or otherwise effect a Change of Control, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of shares of Series Preferred Stock and Special Voting Stock:

(A) at least fourteen (14) calendar days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which holders of shares of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

(B) in the case of the matters referred to in (iii) and (iv) above, at least fourteen (14) calendar days prior written notice of the date when the same shall take place (and specifying the date on which holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the occurrence of such event).

(k) Issue Taxes. The Corporation shall pay any and all issue taxes that may be payable only in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(l) Reservation of Common Stock Issuable Upon Conversion of Series Preferred Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series Preferred Stock and Series Preferred Stock issuable upon the exchange of outstanding Exchangeable Shares (as defined in the Exchange Agreement, the “Exchangeable Shares”); and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series Preferred Stock and all shares of Series Preferred Stock issuable upon the exchange of outstanding Exchangeable Shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation’s certificate of incorporation.

(m) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

(n) Notices. Any notice required by the provisions of this Section C.5 to be given to the holders of shares of Series Preferred Stock shall be (i) mailed, postage prepaid, to the post office address last shown on the records of the Corporation and shall be deemed given five (5) days after having been deposited in the United States mail or Canada Post or (ii) given by electronic communication to the electronic mail address last shown on the records of the Corporation in compliance with the provisions of the General Corporation Law and shall be deemed sent upon such electronic transmission.

6. Restrictions and Limitations.

(a) So long as twenty-five percent (25%) or more of the Series Preferred Stock and Series Special Voting Stock issued under the Series A Subscription Agreement, the Series B Subscription Agreement (as supplemented by the Series B Subscription Agreement Supplement) and the Series C Subscription Agreement (or Series Preferred Stock issued pursuant to the exchange of Series A Exchangeable Shares, Series B Exchangeable Shares or Series C Exchangeable Shares issued pursuant to such stock subscription agreements) remain outstanding, the Corporation shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity of which the Corporation and/or any of its other subsidiaries directly or indirectly owns at the time fifty percent (50%) or more of the outstanding voting securities) to, in each case either directly or indirectly by amendment, merger, consolidation or otherwise, without the vote or written consent by the Preferred Shareholders by Preferred Shareholder Approval:

(i) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock other than by conversion in accordance with Section C.5, pursuant to a redemption of any series of Preferred Stock in accordance with the terms of the Corporation’s certificate of incorporation or pursuant to the Exchange Agreement or the Support Agreement;

(ii) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any shares of Common Stock except pursuant the terms of the Stock Option Plans and related agreements thereto approved by the Board of Directors;

(iii) take any action that results in the payment or declaration of any dividend on any equity securities of the Corporation or in the distribution of any cash (other than in the normal course of business), securities or assets of the Corporation (except pursuant to the Exchange Agreement or the Support Agreement);

(iv) authorize or issue, or obligate itself to issue, any equity security (including any security convertible into or exercisable for any equity security) senior to or on parity with the Series C Preferred Stock, including any shares of Series C Preferred Stock not issued pursuant to the Series C Subscription Agreement (except for issuance pursuant to the Exchange Agreement or the Support Agreement);

(v) effect a public offering of securities of the Corporation;

(vi) amend, alter or repeal any of the provisions of its certificate of incorporation, by-laws or equivalent organizational documents;

(vii) take any action which effects a liquidation, dissolution or winding up of the Corporation or any subsidiary of the Corporation;

(viii) make any loans or monetary advances to employees of the Corporation or of any subsidiary of the Corporation (or any relative of such persons) other than in the ordinary course of business, unless unanimously approved by the Board of Directors;

(ix) incur or guarantee any indebtedness, or permit any subsidiary of the Corporation to incur or guarantee any such indebtedness, except in the ordinary course of business, unless unanimously approved by the Board of Directors;

(x) create any mortgage, pledge, or other security interest in all or substantially all of the property of the Corporation, or a subsidiary of the Corporation, unless unanimously approved by the Board of Directors;

(xi) own, or permit any subsidiary of the Corporation to own, any stock or other securities of any other corporation, partnership or entity, unless such entity is wholly-owned by the Corporation or unless unanimously approved by the Board of Directors;

(xii) increase or decrease the authorized size of the Board of Directors from five (5) directors;

(xiii) effect a Change of Control or enter into any agreement relating to the same, unless such Change of Control has been approved by the holders of two-thirds (2/3) of then outstanding shares of the Preferred Stock and Common Stock (voting together as a single class on an as-converted to Common Stock basis);

(xiv) make a material change in the line of business of the Corporation; or

(xv) increase, or authorize the increase of, the number of shares of Common Stock available under the Stock Option Plans, provided, however, that Preferred Shareholder Approval shall not be necessary with respect to any such increase if (a) the number of shares of Common Stock available under the Stock Option Plans after such increase is not greater than 15% of the Corporation’s outstanding capital stock on a Fully Converted Basis (as defined below) and (b) such increase is unanimously approved by the Board of Directors. “Fully Converted Basis” at any time means that all shares of any class or series in the share capital of the Corporation or the Canadian Entity from time to time then outstanding which are convertible or exchangeable (directly or indirectly) (including pursuant to the Exchange Agreement) into shares of Common Stock at that time shall be deemed to have been fully converted and exchanged into shares of Common Stock, in accordance with the rights, privileges, restrictions and conditions attached thereto, and the shares of Common Stock issuable as a result thereof shall be deemed to have been issued and to form part of the holdings of the person(s) entitled to receive such shares of Common Stock and assuming the redemption of all Special Voting Stock and all special voting shares in the capital of the Canadian Entity in accordance with the rights, privileges, restrictions and conditions attached thereto.

(b) So long as any shares of Series A Preferred Stock or Series A Special Voting Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary to, without the vote or written consent by the holders of at least a majority of the votes attaching to the then outstanding shares of the Series A Preferred Stock and Series A Special Voting Stock (voting together as a single class on an as-converted to Common Stock basis and not as separate series) amend, alter or repeal any of the provisions of its certificate of incorporation or by-laws so as to materially and adversely affect the Series A Preferred Stock.

(c) So long as any shares of Series B Preferred Stock or Series B Special Voting Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary to, without the vote or written consent by the holders of at least a majority of the votes attaching to the then outstanding shares of the Series B Preferred Stock and Series B Special Voting Stock (voting together as a single class on an as-converted to Common Stock basis and not as separate series) amend, alter or repeal any of the provisions of its certificate of incorporation or by-laws so as to materially and adversely affect the Series B Preferred Stock.

(d) So long as any shares of Series C Preferred Stock or Series C Special Voting Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary to, without the vote or written consent by the holders of at least a majority of the votes attaching to the then outstanding shares of the Series C Preferred Stock and Series C Special Voting Stock (voting together as a single class on an as-converted to

Common Stock basis and not as separate series) amend, alter or repeal any of the provisions of its certificate of incorporation or by-laws so as to materially and adversely affect the Series C Preferred Stock.

7. No Reissuance of Series Preferred Stock.

No share or shares of Series Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

D. Special Voting Stock. In addition to those powers, preferences, rights, restrictions and other matters expressly relating to the Special Voting Stock contemplated in Part C, the powers, preferences, rights, restrictions and other matters relating to the Special Voting Stock are as follows.

1. Voting Rights. Except as provided by law or the provisions of the Corporation’s certificate of incorporation, holders of Preferred Stock and Common Stock shall vote together as a single class, on an as-converted to Common Stock basis, on any actions to be taken by the stockholders of the Corporation. Where the Corporation’s certificate of incorporation provides that the voting rights of the Special Voting Stock shall be determined on an “as-converted to Common Stock basis”, such term shall mean that each holder of outstanding shares of Special Voting Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Special Voting Stock would convert pursuant to the procedures set forth below (if such shares were so convertible) at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. For the purposes of determining the number of votes that each share of Special Voting Stock would be entitled to pursuant to the first sentence of this paragraph, each share of Common Special Voting Stock shall be deemed to be convertible into one (1) share of Common Stock and shares of other series of Special Voting Stock shall be deemed to be convertible into Common Stock on the same terms as the corresponding series of Series Preferred Stock (e.g., the Series A-1 Special Voting Stock shall be deemed to convert into Common Stock on the same terms as the Series A-1 Preferred Stock, taking into account all previous adjustments to the Conversion Price of the Series A-1 Preferred Stock). For greater certainty, however, the shares of Special Voting Stock are not convertible into Common Stock.

2. Certificates, Notices and Delivery of Notices.

(a) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price for any series of Series Preferred Stock pursuant to Section C.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holders of the corresponding series of Special Voting Stock, a certificate executed by the Corporation’s president or chief financial officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, at its expense, upon the written request at any time of the holder of shares of Special Voting Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the relevant Conversion Price at the time in effect for the corresponding series of Series Preferred Stock, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the shares of Series Preferred Stock issuable pursuant to the Exchange Agreement or the Support Agreement.

(b) Notices. Each holder of shares of Special Voting Stock shall be entitled to notice of any stockholders’ meeting in accordance with the by-laws of the Corporation and any other notice (in addition to the certificate referred in subsection (a)) delivered or required to be delivered at any time or from time to time to all of the holders of the Series Preferred Stock or Common Stock, respectively.

3. No Preference. The holders of shares of Special Voting Stock shall not be entitled to receive dividends, and on any liquidation, dissolution or winding up of the Corporation shall not be entitled to any payment or any distribution from the assets and funds of the Corporation. On and as of the date when there are no shares of any series of Special Voting Stock outstanding, such series of Special Voting Stock shall be cancelled, retired and eliminated from the shares which the Corporation is authorized to issue.

4. Automatic Redemption.

(a) The Corporation shall, upon the acquisition by the Canadian Entity of Exchangeable Shares pursuant to Articles 5.1, 6.1 or 7.1 of the articles of the Canadian Entity, or upon the exchange by the Corporation, or an affiliate of the Corporation, of shares of Preferred Stock or Common Stock for Exchangeable Shares pursuant to Articles 5.3, 6.3 or 7.4 of the articles of the Canadian Entity or pursuant to Article 2 of the Exchange Agreement (the date of such acquisition or exchange being the “SVS Automatic Redemption Date”):

(i) redeem one (1) share of Series A-1 Special Voting Stock from the holdings of the holder of such Exchangeable Shares for each Series A-1 Exchangeable Share acquired from the holdings of such holder by the Canadian Entity, or the Corporation or affiliate of the Corporation, as the case may be;

(ii) redeem one (1) share of Series A-2 Special Voting Stock from the holdings of the holder of such Exchangeable Shares for each Series A-2 Exchangeable Share acquired from the holdings of such holder by the Canadian Entity, or the Corporation or affiliate of the Corporation, as the case may be;

(iii) redeem one (1) share of Series B-1 Special Voting Stock from the holdings of the holder of such Exchangeable Shares for each Series B-1 Exchangeable Share acquired from the holdings of such holder by the Canadian Entity, or the Corporation or affiliate of the Corporation, as the case may be;

(iv) redeem one (1) share of Series B-2 Special Voting Stock from the holdings of the holder of such Exchangeable Shares for each Series B-2 Exchangeable Share acquired from the holdings of such holder by the Canadian Entity, or the Corporation or affiliate of the Corporation, as the case may be;

(v) redeem one (1) share of Series C Special Voting Stock from the holdings of the holder of such Exchangeable Shares for each Series C Exchangeable Share acquired from the holdings of such holder by the Canadian Entity, or the Corporation or affiliate of the Corporation, as the case may be; and

(vi) redeem one (1) share of Common Special Voting Stock from the holdings of the holder of such Exchangeable Shares for each Common Exchangeable Share acquired from the holdings of such holder by the Canadian Entity, or the Corporation or affiliate of the Corporation, as the case may be; and

in each case for an amount equal to $0.000001 per share (the “SVS Redemption Price”) as set forth below.

(b) In any case of a redemption of shares of Special Voting Stock pursuant to Section D.4(a), the Corporation shall give notice in writing of the automatic redemption of such shares of Special Voting Stock to the holders thereof. The notice shall set out the total SVS Redemption Price for the shares redeemed.

(c) On or after the SVS Automatic Redemption Date, each holder of shares of Special Voting Stock redeemed shall surrender the certificate(s) representing such shares of Special Voting Stock to the Corporation, in the manner and at the place designated by the Corporation, and thereupon the SVS Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. If less than all of the shares represented by such certificate are redeemed, then the Corporation shall promptly issue a new certificate representing the unredeemed shares.

(d) On or after the SVS Automatic Redemption Date, the Corporation may, at its option, deposit with a bank or trust corporation having capital and surplus of at least one hundred million dollars ($100,000,000), a sum equal to the aggregate redemption price for all shares of Special Voting Stock redeemed, with irrevocable instruction and authority to the bank or trust corporation to pay, on or after the SVS Automatic Redemption Date, the SVS

Redemption Price to the respective holders upon the surrender of their share certificate(s). The deposit shall constitute full payment of the shares to their holders and the holders will be entitled to receive from the bank or trust corporation payment of the SVS Automatic Redemption Price, without interest, upon surrender of their certificates therefor. Any funds so deposited and unclaimed at the end of six (6) months from the SVS Redemption Date shall be released or repaid to the Corporation, after which time the holders of shares of Special Voting Stock redeemed who have not claimed such funds shall be entitled to receive payment of the SVS Redemption Price only from the Corporation.

(e) From and after the SVS Automatic Redemption Date, any holder of shares of Special Voting Stock redeemed as set forth above shall cease to be entitled to exercise any of the rights of a shareholder in respect thereof, unless payment of the SVS Redemption Price of the shares of Special Voting Stock redeemed shall not be made upon presentation of the certificates in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected.

5. Increase in Authorized Common Special Voting Stock. Notwithstanding the provisions of Section 242(b)(2) of the General Corporation Law but subject to Section C.6, the number of authorized shares of Common Special Voting Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation, with each such share being entitled to such number of votes per share as is provided in the Corporation’s certificate of incorporation.

E. Common Stock. The powers, preferences, rights, restrictions, and other matters relating to the Common Stock are as follows:

1. Dividends. After payment of Series Preferred Stock dividends pursuant to Sections C.1(a) and C.1(b), any additional dividends or distributions (other than a dividend payable solely in Common Stock and other than a distribution pursuant to Section C.2) shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Preferred Stock into Common Stock). Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative.

2. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment to the holders of the Series Preferred Stock of their respective liquidation preferences provided for in Section C.2, and all other amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior to and in preference to the holders of shares of Common Stock, if any, the remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of shares of Common Stock pro rata based on the number of shares of Common Stock held by each immediately prior to such distribution.

3. Voting Rights. Each holder of shares of Common Stock shall be entitled to receive notice of and to attend any meeting of the stockholders of the Corporation and shall be entitled to one (1) vote in respect of each share of Common Stock held at such meetings (or written actions in lieu of meetings), except a meeting of holders of shares of a particular class or series of stock other than the Common Stock (or written action in lieu of a meeting) who are entitled to vote separately as a class or series.

4. Reservation of Common Stock Issuable Upon Conversion of Exchangeable Common Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Exchangeable Common Shares of the Canadian Entity (“Exchangeable Common Shares”), such number of its shares of Common Stock as shall from time to time be sufficient to effect the exchange of outstanding Exchangeable Common Shares; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exchange of all then outstanding Exchangeable Common Shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation’s certificate of incorporation.

5. Increase in Authorized Common Stock. Notwithstanding the provisions of Section 242(b)(2) of the General Corporation Law but subject to Section C.6, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation, with each such share being entitled to such number of votes per share as is provided in the Corporation’s certificate of incorporation.

FIFTH: The books of the Corporation may be kept at such place within or without the State of Delaware as the by-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation, subject to Section C.6(a) of Article FOURTH hereof.

SEVENTH: Notwithstanding the provisions of Section C.5(h), the Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in the Corporation’s certificate of incorporation in the manner now or hereafter prescribed by applicable law.

EIGHTH: A director of the Corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors’ duty of loyalty to the Corporation or its stockholders, (ii) for acts and omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended, after approval by the stockholders of this Article EIGHTH, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Any amendment, repeal or modification of this Article EIGHTH, or the adoption of any provision of the Corporation’s certificate of incorporation inconsistent with this Article EIGHTH, by the stockholders of the Corporation shall not apply to adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal, modification or adoption.

NINTH:

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) of this Article NINTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

(b) Right to Advancement of Expenses. The right to indemnification conferred in paragraph (a) of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expense”); provided, however, that, if the General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it should ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article NINTH or otherwise.

(c) Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in paragraphs (a) and (b) of this Article NINTH shall be contract rights. If a claim under paragraph (a) or (b) of this Article NINTH is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (21) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise shall be on the Corporation.

(d) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any right which any person may have or hereafter acquire under any statute, the Corporation’s certificate of incorporation, or any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(e) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

(f) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(g) Amendment. Neither any amendment nor repeal of this Article NINTH, nor the adoption of any provision of the Corporation’s certificate of incorporation inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or action or proceeding accruing or arising or that, but for this Article NINTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

TENTH: Subject to Section 6(a)(xii), the number of directors of this Corporation shall be determined in the manner provided by the by-laws and may be increased or decreased from time to time in the manner provided therein. Election of the directors of the Corporation need not be by written ballot unless the by-laws of the Corporation shall so provide.

ELEVENTH: To the maximum extent permitted under the laws of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or being offered an opportunity to participate in, any business opportunities that are from time to time presented to its officers, directors or stockholders, other than (i) those officers, directors or stockholders who are employees of the Corporation and (ii) those opportunities demonstrated by the Corporation to have been presented to such officers, directors or stockholders as a result of their activities as a director, officer or stockholder of the Corporation. No amendment or repeal of this Article Eleventh shall apply to or have any effect on the liability of alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities which such officer, director or stockholder becomes aware prior to such amendment or repeal.”

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This Sixth Amended and Restated Certificate of Incorporation herein certified, insofar as the provisions of the General Corporation Law govern such effective date, shall be effective on the date of filing with the Secretary of State of this Sixth Amended and Restated Certificate of Incorporation.

IN WITNESS WHEREOF, the Corporation has caused this Sixth Amended and Restated Certificate of Incorporation to be signed by David Main, its President as of this 15th day of March 2013.

AQUINOX PHARMACEUTICALS (USA) INC.

By:	/s/ David Main
David Main
President and Chief Executive Officer